Exhibit 99.1

VMware Announces Change in Executive Leadership

Tuesday July 8, 9:15 am ET

PALO ALTO, Calif.—(BUSINESS WIRE)—VMware’s Board of Directors announced today that it has made a change in the leadership of the company with the departure of Diane Greene as President and CEO. VMware’s Board of Directors has appointed Paul Maritz as President and CEO of VMware effective immediately. Maritz was also named to VMware’s Board of Directors.

“As one of the founders and the leader of VMware, Diane guided the creation and development of a company that is changing the way that people think about computing. The Board thanks her for her considerable contributions to VMware and wishes her every success in the future,” stated Joe Tucci, Chairman of VMware’s Board of Directors.

Tucci continued, “VMware is in a tremendous position to extend its lead in the virtualization market. VMware’s Board of Directors is very pleased to be able to appoint an executive with Paul’s experience and track record to lead VMware to its next stage of growth and development. Paul is a leader in the software industry. He has decades of experience building one of the greatest franchises in software history, Windows. Paul was instrumental as part of the core executive leadership team in building much of Microsoft’s success.”

Paul Maritz retired from Microsoft in 2000, after 14 years there. During this period Paul managed the development and marketing of many of the company’s major products, including such major releases as Windows 95, Windows NT, Database, Tools and Applications.

In 2003, Paul founded Pi Corporation, a startup software company focused on building Cloud-based solutions for new ways of doing personal information management. Pi Corporation was acquired by EMC in February 2008, and Paul became President of the EMC Cloud Division.

VMware expects to announce earnings for the quarter ended June 30, 2008 as scheduled on July 22, 2008 at 2pm PDT. On that call Paul will make observations about the second half of 2008. While VMware is not updating guidance for Q2, we expect revenues for the full year of 2008 will be modestly below the previous guidance of 50% growth over 2007.

About VMware

VMware (NYSE:VMW - News) is the global leader in virtualization solutions from the desktop to the datacenter. Customers of all sizes rely on VMware to reduce capital and operating expenses, ensure business continuity, strengthen security and go green. With 2007 revenues of $1.3 billion, more than 100,000 customers and nearly 14,000 partners, VMware is one of the fastest growing public software companies. VMware is headquartered in Palo Alto, California and on the web at www.vmware.com.

VMware is a registered trademark of VMware, Inc. in the United States and/or other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective companies.

Forward-Looking Statements

Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to our financial outlook for revenue growth during 2008. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer or information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization market, and new product and marketing initiatives by our competitors; (iv) factors that affect timing of license revenue recognition such as product announcements and beta programs; (v) our customers’ ability to develop, and to transition to, new products, (vi) the uncertainty of customer acceptance of emerging technology; (viii) rapid technological and market changes in virtualization software; (ix) changes to product development timelines; (x) VMware’s relationship with EMC Corporation, and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (xi) our ability to protect our proprietary technology; (xii) our ability to attract and retain highly qualified employees; and (xiii) fluctuating currency exchange rates. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including the report on Form 10-Q for the fiscal period ended March 31, 2008, which could cause actual results to vary from expectations. VMware disclaims any obligation to update any such forward-looking statements after the date of this release.

Contact:

VMware Public Relations

Michael O’Malley, 650-427-1096

momalley@vmware.com

or

VMware Investor Relations

Michael Haase, 650-427-2875

mhaase@vmware.com

or

OutCast Communications for VMware

415-392-8282